As filed with the Securities and Exchange Commission on October 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPERI INC.

(Exact name of Registrant as specified in its charter)

Delaware	83-4470363
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2190 Gold Street

San Jose, California 95002

(408) 519-9100

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Xperi Inc. 2022 Employee Stock Purchase Plan

Xperi Inc. 2022 Equity Incentive Plan

(Full Title of the Plans)

Michael Spillner

Senior Vice President, Deputy General Counsel and Secretary

Xperi Inc.

2190 Gold Street

San Jose, California 95002

(408) 519-9100

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Mike Ringler

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301

(650) 470-4620

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange

Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Xperi Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 10,100,000 shares of common stock, par value $0.001 per share (“Common Stock”) issuable to eligible employees, officers and directors of the Registrant and certain other individuals pursuant to outstanding awards (as converted in connection with the spin-off, described below) and awards that may be granted in the future under the Xperi Inc. 2022 Equity Incentive Plan (the “2022 Equity Plan”) and 5,000,000 shares of Common Stock that may be granted in the future under the Xperi Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP,” and, collectively with the 2022 Equity Plan, the “Plans”). The Plans are being implemented in connection with the spin-off of the Registrant from Adeia Inc. (formerly known as Xperi Holding Corporation), which was completed on October 1, 2022 by way of a pro rata distribution of all of the then-issued and outstanding shares of Common Stock to Adeia Inc. stockholders (the “Separation”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the 2022 Equity Plan and the 2022 ESPP covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the 2022 Equity Plan and the 2022 ESPP covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Registration Statement on Form 10 (File No. 001-41486) (as amended, the “Form 10”); and

(2)

The description of the Registrant’s Common Stock, which is contained in the information statement filed as Exhibit 99.1 to the Form 10, under the heading “Description of Our Capital Stock,” including any amendments or reports filed for purposes of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation, the form of which is filed as Exhibit 3.1 hereto and incorporated herein by reference, contains a provision eliminating the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability of (i) a director or officer for any breach of the director’s or officer’s, as applicable, duty of loyalty to the Registrant or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director pursuant to Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer, as applicable, derived an improper personal benefit, or (v) an officer in any action by or in the right of the Registrant.

The Registrant’s Amended and Restated Bylaws, the form of which is filed as Exhibit 3.2 hereto and incorporated herein by reference, contains a provision that provides for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time.

The Registrant maintains policies that insure its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 3, 2022.

By:/s/ Robert Andersen

Robert Andersen

Chief Financial Officer

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Jon Kirchner and Robert Andersen as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jon Kirchner	Chief Executive Officer and Director (Principal Executive Officer)	October 3, 2022
Jon Kirchner

/s/ Robert Andersen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 3, 2022
Robert Andersen

/s/ Dave Habiger	Chairman of the Board of Directors	October 3, 2022
Dave Habiger

/s/ Christopher A. Seams	Director	October 3, 2022
Christopher A. Seams

/s/ Darcy Antonellis	Director	October 3, 2022
Darcy Antonellis

/s/ Laura Durr	Director	October 3, 2022
Laura Durr

EXHIBIT INDEX

Exhibit No.	Description
3.1

Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 3.1 to the Registrant’s Registration Statement on Form 10, filed with the Commission on August 26, 2022)

3.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit No. 3.2 to the Registrant’s Registration Statement on Form 10, filed with the Commission on August 26, 2022)
4.1	Form of Xperi Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit No. 10.15 to the Registrant’s Registration Statement on Form 10, filed with the Commission on August 26, 2022)
4.2

Form of Xperi Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit No. 10.16 to the Registrant’s Registration Statement on Form 10, filed with the Commission on August 26, 2022)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages hereto)
107	Filing Fee Table

* Filed herewith.